UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2025, Tiptree Inc. (“Tiptree” or the “Company”) appointed its Chief Executive Officer, Jonathan Ilany, non-executive Vice Chairman of the board of directors of the Company (the “Board”), effective January 1, 2026. In connection with this appointment, effective January 1, 2026 Mr. Ilany will transition from his current role as Chief Executive Officer and Michael Barnes, Executive Chairman of the Company, will serve as the Company’s Chief Executive Officer. Following such transition, Mr. Ilany will provide consulting and advisory services to the Company to assist with the transition of his duties and responsibilities for one year beginning January 1, 2026 (the “Advisory Period”) pursuant to an advisor agreement entered into between the Company and Mr. Ilany dated December 16, 2025 (the “Advisor Agreement”). Mr. Ilany will remain employed as Chief Executive Officer through December 31, 2025.

Pursuant to the terms of the Advisor Agreement, Mr. Ilany will be entitled to, subject to the terms and conditions of the Advisor Agreement, (i) a fee of $500,000 payable in connection with Mr. Ilany’s advisory services and for serving as Vice Chairman and a director of the Board during the Advisory Period; (ii) an annual bonus in respect of the fiscal year ending December 31, 2025, payable in cash or shares as determined by the Compensation, Nominating and Governance Committee of the Board (the “CNG”), in an amount determined by the CNG based on the Company’s achievement of specific annual corporate performance objectives determined by the CNG; (iii) a cash incentive of 3.5% of Adjusted EBITDA of the Company (as publicly reported by the Company) for the fiscal year ending December 31, 2026; and (iv) at the Company’s discretion, continued participation in the Company’s group health plans or participation in COBRA benefits, with the payment of the cost of his premiums associated with such coverage borne by the Company through the earlier of December 31, 2026 and Mr. Ilany first becoming eligible for comparable coverage with a subsequent employer or otherwise ceasing to be eligible for COBRA coverage.

The foregoing description of the Advisor Agreement is summary in nature and does not purport to be a complete description of the terms of the Advisor Agreement. Please refer to the Advisor Agreement for full terms. The Advisor Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.

Mr. Barnes’ biographical information set forth in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on March 17, 2025 (the “2025 Proxy Statement”) is incorporated herein by reference.

There are no arrangements or understandings with any other person pursuant to which Mr. Barnes has been appointed as the Company’s Chief Executive Officer, and there are no family relationships between Mr. Barnes and any director or executive officer of the Company. Transactions between Mr. Barnes and the Company required to be reported under Item 404(a) of Regulation S-K are set forth in the 2025 Proxy Statement under the section entitled “Transactions with Related Persons—Tiptree Advisors”, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Advisor Agreement between Tiptree Inc. and Jonathan Ilany, dated as of December 16, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	December 16, 2025	By:	/s/ Siew Kwok
Siew Kwok, General Counsel